                                                                     Exhibit 4.8

                               OMNIBUS INSTRUMENT

     WHEREAS, the parties named herein desire to enter into certain program documents contained herein, each such document (unless otherwise specified in such document) dated as of this ____ day of __________, 20___, relating to the issuance by ING USA Global Funding Trust __________ (the "Trust") of Notes with a principal amount/face amount of $ _________ to investors under the secured notes program sponsored by ING USA;

     WHEREAS, the Trust is a trust and will be organized under and its activities will be governed by the provisions of the Trust Agreement (set forth in Section A of this Omnibus Instrument), dated as of the date of the Pricing Supplement, by and between the parties thereto indicated in Section E herein;

     WHEREAS, certain expense and indemnification arrangements between ING USA and the Trustee, on behalf of itself and on behalf of the Trust, are governed pursuant to the provisions of the Expense and Indemnity Agreement dated as of [_], by and between ING USA and the Trustee;

     WHEREAS, certain licensing arrangements between the Trustee, on behalf of the Trust, and ING Groep N.V. will be governed pursuant to the provisions of the License Agreement dated as of [_], by and between the Trustee and ING Groep N.V.;

     WHEREAS, certain custodial arrangements for the Funding Agreement will be governed pursuant to the provisions of the Custodial Agreement (the "Custodial Agreement") dated as of [_] by and among U.S. Bank National Association, acting as custodian (the "Custodian"), the Indenture Trustee and the Trustee, on behalf of the Trust;

     WHEREAS, the Notes will be issued pursuant to the Indenture (set forth in Section B of this Omnibus Instrument), dated as of the Original Issue Date, by and between the parties thereto indicated in Section E herein;

     WHEREAS, the sale of the Notes will be governed by the Terms Agreement (set forth in Section C of this Omnibus Instrument), dated as of the date of the Pricing Supplement, by and among the parties thereto indicated in Section E herein; and

     WHEREAS, certain agreements relating to the Notes and the Funding Agreement are set forth in the Coordination Agreement (set forth in Section D of this Omnibus Instrument), dated as of the date of the Pricing Supplement, by and among the parties thereto indicated in Section E herein.

     All capitalized terms used herein and not otherwise defined will have the meanings set forth in the Indenture.

                  [Remainder of Page Left Intentionally Blank]

                                    SECTION A

                                 TRUST AGREEMENT

     This TRUST AGREEMENT (this "Trust Agreement"), dated as of the date of the Pricing Supplement, is entered into by and between GSS Holdings II, Inc., a Delaware corporation, as trust beneficial owner (the "Trust Beneficial Owner"), and U.S. Bank National Association, a national banking association, as Trustee (the "Trustee").

                                   WITNESSETH:

     WHEREAS, the Trust Beneficial Owner and the Trustee desire to authorize the issuance of a Trust Beneficial Interest and a series of Notes in connection with the entry into this Trust Agreement;

     WHEREAS, all things necessary to make this Trust Agreement a valid and legally binding agreement of the Trustee and the Trust Beneficial Owner, enforceable in accordance with its terms, have been done;

     WHEREAS, the parties intend to provide for, among other things, (i) the issuance and sale of the Notes (pursuant to the Indenture, the Distribution Agreement and the related Terms Agreement) and the Trust Beneficial Interest,
(ii) the use of the proceeds of the sale of the Notes and Trust Beneficial Interest to acquire the Funding Agreement, and (iii) all other actions deemed necessary or desirable in connection with the transactions contemplated by this Trust Agreement; and

     WHEREAS, the parties hereto desire to incorporate by reference those certain Standard Trust Terms, dated as of February 9, 2009, and attached to the Omnibus Instrument as Exhibit A (the "Standard Trust Terms").

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which are hereby acknowledged, each party hereby agrees as follows:

                                    ARTICLE 1

     Section 1.01 Incorporation by Reference. All terms, provisions and agreements set forth in the Standard Trust Terms (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. All capitalized terms not otherwise defined herein (including the recitals hereof) shall have the meanings set forth in the Standard Trust Terms (the Standard Trust Terms and this Trust Agreement, collectively, the "Trust Agreement"). To the extent that the terms set forth in
Article 2 of this Trust Agreement are inconsistent with the terms of the Standard Trust Terms, the terms set forth in Article 2 herein shall apply.

                                    ARTICLE 2

     Section 2.01 Name. The Trust created and governed by this Trust Agreement shall be the trust specified in the Omnibus Instrument. The name of the Trust shall be the name specified in the first paragraph of the Omnibus Instrument, as such name may be modified from time to time by the Trustee following written notice to the Trust Beneficial Owner.

     Section 2.02 Jurisdiction. The Trust is hereby organized in, and formed under and pursuant to, the laws of the jurisdiction specified in the Pricing Supplement.

     Section 2.03 Initial Capital Contribution and Ownership. The Trust Beneficial Owner has paid or has caused to be paid to, or to an account at the direction of, the Trustee, on the date hereof, the sum of $15 (or, in the case of Notes issued with original issue discount, such amount multiplied by the issue price of the Notes as specified in the Pricing Supplement). The Trustee hereby acknowledges receipt in trust from the Trust Beneficial Owner, as of the date hereof, of the foregoing contribution, which shall be used along with the proceeds from the sale of the series of Notes to purchase the Funding Agreement. Upon the creation of the Trust and the registration of the Trust Beneficial Interest in the Securities Register (as defined in the Trust Agreement) by the Trust Registrar in the name of the Trust Beneficial Owner, the Trust Beneficial Owner shall be the sole beneficial owner of the Trust.

     Section 2.04 Acknowledgment. The Trustee, on behalf of the Trust, expressly acknowledges its duties and obligations set forth in the Standard Trust Terms incorporated herein by reference.

     Section 2.05 Additional Terms.

[__________]

     Section 2.06 Omnibus Instrument; Execution and Incorporation of Terms.

     The parties hereto will enter into this Trust Agreement by executing the Omnibus Instrument.

     By executing the Omnibus Instrument, the Trustee and the Trust Beneficial Owner hereby agree that this Trust Agreement will constitute a legal, valid and binding agreement between the Trustee and the Trust Beneficial Owner.

     All terms relating to the Trust or the series of Notes not otherwise included herein will be as specified in the Omnibus Instrument or Pricing Supplement, as indicated herein.

     Section 2.07 Governing Law. This Trust Agreement will be governed by, and construed in accordance with, the laws of the jurisdiction specified in the Pricing Supplement.

     Section 2.08 Counterparts. This Trust Agreement, through the Omnibus Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                                    SECTION B

                                    INDENTURE

     This INDENTURE (this "Indenture") is entered into as of the Original Issue Date by and between the ING USA Global Funding Trust specified in the Omnibus Instrument (the "Trust") and Citibank, N.A., as indenture trustee (the "Indenture Trustee").

     Citibank, N.A., in its capacity as Indenture Trustee, hereby accepts its role as Registrar, Paying Agent, Transfer Agent and Calculation Agent hereunder.

     References herein to "Indenture Trustee," "Registrar," "Transfer Agent," "Paying Agent" or "Calculation Agent" shall include the permitted successors and assigns of any such entity from time to time.

                                   WITNESSETH:

     WHEREAS, the Trust has duly authorized the execution and delivery of this Indenture to provide for the issuance of Notes;

     WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Trust and the other parties to this Indenture, enforceable in accordance with its terms, have been done, and the Trust proposes to do all things necessary to make the Notes, when executed by the Trust and authenticated and delivered pursuant hereto, valid and legally binding obligations of the Trust as hereinafter provided; and

     WHEREAS, the parties hereto desire to incorporate by reference those certain Standard Indenture Terms, dated as of February 9, 2009, and attached to the Omnibus Instrument as Exhibit B (the "Standard Indenture Terms").

     NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed by each of the parties hereto as follows:

                                    ARTICLE 1

     Section 1.01 Incorporation by Reference. All terms, provisions and agreements set forth in the Standard Indenture Terms (except to the extent expressly modified herein) are hereby incorporated herein by reference with the same force and effect as though fully set forth herein. All capitalized terms not otherwise defined herein (including the recitals hereof) shall have the meanings set forth in the Standard Indenture Terms (the Standard Indenture Terms and this Indenture, collectively, the "Indenture"). To the extent that the terms set forth in Article 2 of this Indenture are inconsistent with the terms of the Standard Indenture Terms, the terms set forth in Article 2 herein shall apply.

                                    ARTICLE 2

     Section 2.01 Agreement to be Bound. Each of the Trust, the Indenture Trustee, the Registrar, the Transfer Agent, the Paying Agent and the Calculation Agent hereby agrees to be bound by all of the terms, provisions and agreements set forth in the Indenture, with respect to all matters contemplated in the Indenture, including, without limitation, those relating to the issuance of the below-referenced Notes.

     Section 2.02 Designation of the Trust, the Notes and the Funding Agreement. The Trust created by the Trust Agreement specified in the Omnibus Instrument and referred to herein is the ING USA Global Funding Trust specified in the Omnibus Instrument. The Notes issued by the Trust and governed by the Indenture shall be the Notes specified in the Pricing Supplement. The Funding Agreement designated hereby is the Funding Agreement designated in the Pricing Supplement, effective as of the Original Issue Date, between the Trust and ING USA.

     Section 2.03 Additional Terms.

     Notwithstanding anything to the contrary in any of the Program Documents, any and all communications (both text and attachments) by or from the Indenture Trustee, the Registrar, the Transfer Agent, the Paying Agent or the Calculation Agent that the Indenture Trustee, the Registrar, the Transfer Agent, the Paying Agent or the Calculation Agent in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted. The recipient (the "Email Recipient") of the email communication will be required to complete a one-time registration process. Information and assistance on registering and using the email encryption technology can be found at the Indenture Trustee's Secure website www.citigroup.com/citigroup/citizen/privacy/email.htm or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181 at any time.

     The Indenture Trustee will make the Indenture Trustee Report available via its internet website. The Indenture Trustee's internet website shall initially be located at "www.sf.citidirect.com". Assistance in using the website can be obtained by calling the Indenture Trustee's customer service desk at (800) 422-2066. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Indenture Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Indenture Trustee's internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee will not be liable for the dissemination of information in accordance with the Indenture. The Indenture Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the information set forth in the Indenture Trustee Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion

     [__________]

     Section 2.04 Omnibus Instrument; Execution and Incorporation of Terms.

     The parties hereto will enter into this Indenture by executing the Omnibus Instrument.

     By executing the Omnibus Instrument, the Indenture Trustee, the Registrar, the Transfer Agent, the Paying Agent, the Calculation Agent and the Trust hereby agree that the Indenture will constitute a legal, valid and binding agreement between the Indenture Trustee, the Registrar, the Transfer Agent, the Paying Agent, the Calculation Agent and the Trust.

     All terms relating to the Trust or the Notes not otherwise included herein will be as specified in the Omnibus Instrument or Pricing Supplement, as indicated herein.

     Section 2.05 Counterparts. This Indenture, through the Omnibus Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

     Section 2.06 Acknowledgment of Multiple Roles. The parties expressly acknowledge and consent to U.S. Bank National Association acting in the capacity of Trustee of the Trust and in the capacity of Custodian with respect to the Funding Agreement being pledged and assigned by the Trust to the Indenture Trustee. U.S. Bank National Association may, in such dual capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by U.S. Bank National Association of any of its respective duties in its capacities as Custodian and/or Trustee. The parties hereto waive all defenses, claims or assertions against U.S. Bank National Association which are based on the foregoing.

                                    SECTION C

                                 TERMS AGREEMENT

     This TERMS AGREEMENT (this "Terms Agreement") is entered into as of the date of the Pricing Supplement by and among ING USA Annuity and Life Insurance Company ("ING USA"), the ING USA Global Funding Trust specified in the Omnibus Instrument (the "Trust") and the [Agent/Agent(s)] specified in the Pricing Supplement [(the "Agent")/(the "Agent(s)")].

                                   WITNESSETH:

     WHEREAS, ING USA and the [Agent/Agent(s)] have entered into that certain Distribution Agreement dated [__________] (the "Distribution Agreement").

     NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the parties hereby agrees as follows:

                                    ARTICLE 1

     Section 1.01 Incorporation by Reference. The provisions of the Distribution Agreement and the related definitions (unless otherwise specified herein) are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

                                    ARTICLE 2

     Section 2.01 Addition of Trust as Party to Distribution Agreement.

     Pursuant to Section 1 of the Distribution Agreement, each of the undersigned parties hereby acknowledges and agrees that the Trust, upon execution hereof by the Trust and the other parties to this Terms Agreement, shall become a Trust for purposes of the Distribution Agreement in accordance with the terms thereof, in respect of the Notes, with all the authority, rights, powers, duties and obligations of a Trust under the Distribution Agreement. The Trust confirms that any agreement, covenant, acknowledgment, representation or warranty under the Distribution Agreement applicable to the Trust is made by the Trust at the date hereof, unless another time or times are specified in the Distribution Agreement, in which case such agreement, covenant, acknowledgment, representation or warranty shall be deemed to be confirmed by the Trust at such specified time or times.

     [Section 2.02 Purchase of Notes as Principal.

     (a) Subject in all respects to the terms and conditions of the Distribution Agreement, the Trust hereby agrees to sell to each Agent and each Agent hereby agrees to purchase[, severally and not jointly,] the Notes having the terms specified in the Pricing Supplement relating to such Notes.

     (b) In connection with any purchase of Notes from the Trust by the Agent(s) as principal, the parties agree that the items specified on Schedule I of the Omnibus Instrument will be delivered as of the Settlement Date.]*

     [Section 2.02 Sale of Notes Through Agents. Subject in all respects to the terms and conditions of the Distribution Agreement, the Trust and each Agent hereby agree that the Trust will sell the Notes through each Agent as agent on behalf of the Trust.]**

     Section 2.03 Termination. [Upon the termination of this Terms Agreement pursuant to Section 13(b) of the Distribution Agreement]* [In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement]** the undersigned parties hereby agree to allocate the expenses reasonably incurred prior to or in connection with such [termination]* [failure]** as follows:

     __________

     Section 2.04 Applicable Time. For purposes of the Distribution Agreement, the Applicable Time shall be [Date and Time].

     Section 2.05 Free Writing Prospectus or Other Information. For purposes of the Distribution Agreement, each free writing prospectus or other information attached to the Omnibus Instrument as Exhibit F constitutes a part of the Time of Sale Prospectus.

     Section 2.06 Governing Law. This Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

     Section 2.07 Notices. For purposes of Section 15 of the Distribution Agreement, the Trust's communications details are as set forth in Section D of the Omnibus Instrument.

     Section 2.08 Additional Terms. Each Agent, severally and not jointly, represents, warrants and covenants with or to (as the case may be) the Trust and the Company that it has not offered, sold or delivered and it will not offer, sell or deliver, any of the Notes, in or from any jurisdiction (other than the United States) except under circumstances that are reasonably designed to result in compliance with the applicable securities laws and regulations thereof.

     Section 2.09 Omnibus Instrument; Execution and Incorporation of Terms.

     The parties hereto will enter into this Terms Agreement by executing the Omnibus Instrument.

     By executing the Omnibus Instrument, each party hereto agrees that this Terms Agreement will constitute a legal, valid and binding agreement by and among such parties.

     All terms relating to the Trust or the Notes not otherwise included in this Terms Agreement will be as specified in the Omnibus Instrument or Pricing Supplement, as indicated herein.

     Section 2.10 Counterparts. This Terms Agreement, through the Omnibus Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  [Remainder of Page Left Intentionally Blank]

----------
*    Include only if [Agent/Agent(s)] purchasing Notes as principals.

**   Include only if Agents serving as agents.

                                    SECTION D

                             COORDINATION AGREEMENT

     This COORDINATION AGREEMENT (this "Coordination Agreement"), dated as of the date of the Pricing Supplement, is entered into by and among ING USA Annuity and Life Insurance Company ("ING USA"), the ING USA Global Funding Trust specified in the Omnibus Instrument (the "Trust"), U.S. Bank National Association, in its capacity as custodian of the Funding Agreement ("Custodian") and Citibank, N.A., as indenture trustee (the "Indenture Trustee").

                                   WITNESSETH

     WHEREAS, the Trust will enter into the Funding Agreement with ING USA, effective as of the Original Issue Date specified in the Pricing Supplement;

     WHEREAS, the Agents (as defined in the Distribution Agreement) will sell the Notes in accordance with the Registration Statement;

     WHEREAS, the Trust intends to issue the Notes in accordance with the Indenture, to collaterally assign to, and grant a security interest in, the Funding Agreement to and in favor of the Indenture Trustee in accordance with the Indenture to secure payment of the Notes; and

     WHEREAS, the Custodian will hold the Funding Agreement on behalf of the Indenture Trustee pursuant to the terms of the Custodial Agreement.

     NOW, THEREFORE, to give effect to the agreements and arrangements established under the Terms Agreement included in the Omnibus Instrument, as applicable, the Trust Agreement, the Indenture and the Notes, and in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which are hereby acknowledged, each party hereby agrees as follows:

                                    ARTICLE 1

     Section 1.01 Delivery of the Funding Agreement. The Trust hereby authorizes the Custodian, on behalf of the Indenture Trustee, to receive the Funding Agreement from ING USA pursuant to the assignment of the Funding Agreement (the "Assignment"), to be entered into on the Original Issue Date, included in the closing instrument dated as of the Original Issue Date (the "Closing Instrument").

     Section 1.02 Issuance and Purchase of the Notes.

     (a) Delivery of the Funding Agreement to the Custodian, on behalf of the Indenture Trustee, pursuant to the Assignment or execution of the cross-receipt contained in the Closing Instrument shall be confirmation of payment by the Trust for the Funding Agreement.

     (b) The Trust hereby directs the Indenture Trustee, upon receipt of the Funding Agreement by the Custodian, on behalf of the Indenture Trustee and pursuant to the Assignment,

(i) to authenticate the certificates representing the Notes (the "Notes Certificates") in accordance with the Indenture and (ii) to (A) deliver each relevant Notes Certificate to the clearing system or systems identified in each such Notes Certificate, or to the nominee of such clearing system, or the custodian thereof, for credit to such accounts as the Agent(s) may direct, or
(B) deliver each relevant Notes Certificate to the purchasers thereof as identified by the Agent(s).

                                    ARTICLE 2

     Section 2.01 Directions Regarding Periodic Payments. As registered owner of the Funding Agreement as collateral securing payments on the Notes, the Indenture Trustee will receive payments on the Funding Agreement on behalf of the Trust. The Trust hereby directs the Indenture Trustee to use such funds to make payments on behalf of the Trust pursuant to the Trust Agreement and the Indenture.

     Section 2.02 Maturity of the Funding Agreement. Upon the maturity of the Funding Agreement and the return of funds thereunder, the Trust hereby directs the Indenture Trustee to set aside from such funds an amount sufficient for the repayment of the outstanding principal on the Notes and Trust Beneficial Interest when due.

                                    ARTICLE 3

     Section 3.01 Officer's Certificates. ING USA hereby agrees to deliver an Officer's Certificate, a copy of which is attached to the Omnibus Instrument as Exhibit D, on a quarterly basis to any rating agency currently rating the Program. The Trust hereby agrees to deliver an Officer's Certificate, a copy of which is attached to the Omnibus Instrument as Exhibit E, on a quarterly basis to any rating agency currently rating the Program.

     Section 3.02 Filings. ING USA hereby covenants to file, or cause to be filed, in a timely manner on behalf of the Trust all reports, certifications or similar filings required under the Securities Exchange Act of 1934, as amended.

                                    ARTICLE 4

     Section 4.01 No Additional Liability. Nothing in this Coordination Agreement shall impose any liability or obligation on the part of any party to this Coordination Agreement to make any payment or disbursement in addition to any liability or obligation such party has under the Program Documents, except to the extent that a party has actually received funds which it is obligated to disburse pursuant to this Coordination Agreement.

     Section 4.02 No Conflict. This Coordination Agreement is intended to be in furtherance of the agreements reflected in the documents related to the Program Documents, and not in conflict. To the extent that a provision of this Coordination Agreement conflicts with the provisions of one or more Program Documents, the provisions of such Program Documents shall govern.

     Section 4.03 Governing Law. This Coordination Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

     Section 4.04 Severability. If any provision in this Coordination Agreement shall be invalid, illegal or unenforceable, such provision shall be deemed severable from the remaining provisions of this Coordination Agreement and shall in no way affect the validity or enforceability of such other provisions of this Coordination Agreement.

     Section 4.05 Notices. All demands, notices and communications under this Coordination Agreement shall be in writing and shall be deemed to have been duly given upon receipt at the addresses set forth below:

     To the Trust:

          ING USA Global Funding Trust (followed by the number set forth in the
             Omnibus Instrument)
          c/o U.S. Bank National Association
          Corporate Trust Services
          209 S. LaSalle Street, Suite 300
          Chicago, Illinois 60604
          Attention: Patricia Child, VP
          Telephone: (312) 325-8902
          Facsimile: (212) 325-8905

     To the Indenture Trustee:

          Citibank, N.A.
          388 Greenwich Street, 14th Floor
          New York, New York 10013
          Facsimile: (212) 816-5527
          Attention: Global Transaction Services, ING USA Global Funding Trust

     To ING USA:

          ING USA Annuity and Life Insurance Company
          c/o ING Institutional Markets
          1290 Broadway
          Denver, Colorado 80203-5699
          Attention: [.]
          Telephone: (303) 860-2322
          Facsimile: (303) 813-2322 and (303) 860-2690

          With a copy to:

          ING Institutional Markets
          1290 Broadway
          Denver, Colorado 80203-5699
          Attention: Barbara MacLean

          Telephone: (303) 894-5047
          Facsimile: (303) 813-5047 and (303) 860-2690

     To the Custodian:

          US Bank Corporate Trust Services
          Vice President
          950 17th Street
          Denver, Colorado 80202
          Telephone: (303) 585-4591
          Facsimile: (303) 585-6865

or at such other address as shall be designated by any such party in a written notice to the other parties.

                                    ARTICLE 5

     Section 5.01 Omnibus Instrument; Execution and Incorporation of Terms.

     The parties to this Coordination Agreement will enter into this Coordination Agreement by executing the Omnibus Instrument.

     By executing the Omnibus Instrument, each party hereto agrees that this Coordination Agreement will constitute a legal, valid and binding agreement by and among the Trust, ING USA, the Custodian and the Indenture Trustee.

     All terms relating to the Trust or the Notes not otherwise included in this Coordination Agreement will be as specified in the Omnibus Instrument or Pricing Supplement, as indicated herein.

     Section 5.02 Acknowledgment. ING USA hereby acknowledges Section 2.10 and
Section 3.02 of the Indenture and Section 6.1 of the Custodial Agreement. The Trust hereby acknowledges and agrees to be bound by the terms of the Custodial Agreement and the License Agreement.

     Section 5.03 Counterparts. This Coordination Agreement, through the Omnibus Instrument, may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

     Section 5.04 Capitalized Terms. All capitalized terms used herein and not otherwise defined in this Coordination Agreement will have the meanings set forth in the Indenture.

     Section 5.05 Acknowledgment of Multiple Roles. The parties expressly acknowledge and consent to U.S. Bank National Association acting in the capacity of Trustee of the Trust and in the capacity of Custodian with respect to the Funding Agreement being pledged and assigned by the Trust to the Indenture Trustee. U.S. Bank National Association may, in such dual capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by U.S. Bank National Association of any of its respective duties in its capacities as Custodian and/or Trustee. The parties hereto waive all defenses, claims or assertions against U.S. Bank National Association which are based on the foregoing.

                  [Remainder of Page Left Intentionally Blank]

                                    SECTION E

                        MISCELLANEOUS AND EXECUTION PAGES

     This Omnibus Instrument may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Each signatory, by its execution hereof, does hereby become a party to each of the agreements or indenture identified for such party as of the date specified in such agreements or indenture.

     IN WITNESS WHEREOF, the undersigned have executed this Omnibus Instrument with respect to the Notes as of the date first written above.

                                        ING USA ANNUITY AND LIFE INSURANCE
                                        COMPANY (in executing below agrees and
                                        becomes a party to (i) the Terms
                                        Agreement set forth in Section C herein
                                        and (ii) the Coordination Agreement set
                                        forth in Section D herein)


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                             [Execution Page 1 of 3]

                                        THE ING USA GLOBAL FUNDING TRUST
                                        DESIGNATED IN THIS OMNIBUS INSTRUMENT
                                        (in executing below agrees and becomes a party to (i) the Indenture set forth in Section B herein, (ii) the Terms Agreement set forth in Section C herein and (iii) the Coordination Agreement set forth in Section D herein)


                                        By: U.S. Bank National Association, not
                                        in its individual capacity but solely in
                                        its capacity as Trustee of the Trust


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        U.S. BANK NATIONAL ASSOCIATION (in
                                        executing below agrees and becomes a
                                        party to the Trust Agreement set forth
                                        in Section A herein), as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        U.S. BANK NATIONAL ASSOCIATION (in
                                        executing below acknowledges and agrees
                                        to Section 5.01 of the Standard Trust
                                        Terms as set forth in Section A herein), in its individual capacity


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        GSS HOLDINGS II, INC. (in executing
                                        below agrees and becomes a party to the
                                        Trust Agreement set forth in Section A
                                        herein), as Trust Beneficial Owner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        CITIBANK, N.A. (in executing below
                                        agrees and becomes a party to (i) the
                                        Indenture set forth in Section B herein, as Indenture Trustee, Registrar, Transfer Agent, Paying Agent and Calculation Agent and (ii) the Coordination Agreement set forth in Section D herein, not in its individual capacity but solely as Indenture Trustee, Registrar, Transfer Agent, Paying

                                        Agent and Calculation Agent), as
                                        Indenture Trustee, Registrar, Transfer
                                        Agent, Paying Agent and Calculation
                                        Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                             [Execution Page 2 of 3]

                                        U.S. BANK NATIONAL ASSOCIATION (in
                                        executing below agrees and becomes a
                                        party to the Coordination Agreement set
                                        forth in Section D herein), as Custodian


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [MERRILL LYNCH, PIERCE, FENNER & SMITH
                                        INCORPORATED](1) (in executing below
                                        agrees and becomes a party to the Terms
                                        Agreement set forth in Section C herein)


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                             [Execution Page 3 of 3]


----------
(1) Insert Agent(s) if other than (or in addition to) Merrill Lynch, Pierce, Fenner & Smith Incorporated.

            INDEX OF EXHIBITS AND SCHEDULES TO THE OMNIBUS INSTRUMENT

   Exhibit A    Standard Trust Terms

   Exhibit B    Standard Indenture Terms

   Exhibit C    Pricing Supplement

   Exhibit D    ING USA Annuity and Life Insurance Company Officer's Certificate

   Exhibit E    ING USA Global Funding Trusts Trustee Officer's Certificate

   Exhibit F    Free Writing Prospectus(es) or Other Information

   Schedule I   Terms Agreement Specifications

                                    EXHIBIT A
                              Standard Trust Terms

As filed as Exhibit 4.5 to ING USA Annuity and Life Insurance Company's Registration Statement on Form S-3 (No. 333-156411), filed with the Securities and Exchange Commission on December 23, 2008, as amended by Amendment No. 1 filed with the Commission on February 9, 2009.

                                   EXHIBIT B
                            Standard Indenture Terms

As filed as Exhibit 4.1 to ING USA Annuity and Life Insurance Company's Registration Statement on Form S-3 (No. 333-156411), filed with the Securities and Exchange Commission on December 23, 2008, as amended by Amendment No. 1 filed with the Commission on February 9, 2009.

                                    EXHIBIT C
                               Pricing Supplement

As filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act, dated as of [Date], with respect to the Notes to be issued by the Trust.

                                   EXHIBIT D
                   ING USA Annuity and Life Insurance Company

                              Officer's Certificate

     The undersigned, an officer of ING USA Annuity and Life Insurance Company, an Iowa stock life insurance company ("ING USA"), does hereby certify to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., in such capacity and on behalf of ING USA, to the knowledge of the undersigned and after reasonable inquiry, that:

     1. each of the representations and warranties of ING USA contained in each Expense and Indemnity Agreement entered into in connection with the Registration Statement (defined below), and each Funding Agreement issued in connection with the Program (the "Specified Agreements") (other than any representation or warranty expressly made as of a date prior to the date hereof) are true and correct on and as of the date hereof, with the same effect as though such representation or warranty had been made on and as of the date hereof;

     2. no default under any of the Specified Agreements and no event or any condition which, with notice or lapse of time or both, would become a default, has occurred and is continuing as of the date hereof;

     3. ING USA has performed and complied with, respectively, in all material respects, all of the agreements, covenants, obligations and conditions applicable to ING USA required by the Specified Agreements to be performed or complied with by ING USA on or before the date hereof;

     4. the Registration Statement filed on Form S-3 (File No. 333-156411) (the "Registration Statement") by ING USA has been declared effective by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been commenced by or are pending before or contemplated by the Commission;

     5. all filings, if any, required by Rule 424 and Rule 430A under the Act have been made in a timely manner;

     6. since ______, the Trusts organized in connection with the program contemplated by the Registration Statement have issued the following series of Notes:

          [List each series of Notes issued in the relevant quarter] [(collectively, the "Designated Notes")]; and

     7. the Funding Agreements issued in connection with the Designated Notes have been executed and delivered by ING USA in accordance with the terms and conditions of the Program Documents.

     Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Standard Indenture Terms attached as Exhibit 4.1 to the Registration Statement.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day __ of __________, 200_.

                                        [NAME], [in his/her] capacity as an
                                        authorized officer of ING USA


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT E
                          ING USA Global Funding Trusts

                          Trustee Officer's Certificate

     U.S. Bank National Association, not in its individual capacity but solely in its capacity as trustee acting on behalf of each common law trust organized under the laws of the State of Illinois (in such capacity, the "Trustee," and each such common law trust being referred to herein as a "Trust") in connection with the program contemplated by Registration Statement filed on Form S-3 (File No. 333-156411) by ING USA Annuity and Life Insurance Company with the Securities and Exchange Commission on December 23, 2008, as amended by Amendment No. 1 filed with the Commission on February 9, 2009 (the "Registration Statement"), does hereby certify to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., in such capacity and on behalf of each Trust, to the knowledge of the Trustee without any independent investigation, that:

     1. each of the representations and warranties of each Trust contained in the Notes issued in connection with the Program, each Indenture entered into in connection with the Registration Statement and the Expense and Indemnity Agreement concerning the Trusts (the "Specified Agreements") (other than any representation or warranty expressly made as of a date prior to the date hereof) are true and correct on and as of the date hereof, with the same effect as though such representation or warranty had been made on and as of the date hereof;

     2. no default under any of the Specified Agreements and no event or any condition which, with notice or lapse of time or both, would become a default, has occurred and is continuing as of the date hereof;

     3. each Trust has performed and complied with, respectively, in all material respects, all of the agreements, covenants, obligations and conditions applicable to such Trust required by the Specified Agreements to be performed or complied with by such Trust on or before the date hereof;

     4. the Notes issued in connection with the Program have been issued, in all material respects, in accordance with the terms and conditions of the Program Documents; and

     5. each Funding Agreement has been executed and delivered by the related Trust in accordance with the terms and conditions of the Program Documents.

     Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Standard Indenture Terms attached as Exhibit 4.1 to the Registration Statement. In no event shall U.S. Bank National Association in its personal corporate capacity (or any officer of the Trustee in his or her personal capacity) have any liability for any of the certifications or statements contained in this Trustee Officer's Certificate, such liability being solely that of each Trust.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the __ day of __________, 200_.

                                        U.S. Bank National Association, not in
                                        its individual capacity but solely in
                                        its capacity as Trustee acting on behalf of each Trust


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT F

                Free Writing Prospectus(es) or Other Information

                                   SCHEDULE I

                         Terms Agreement Specifications

In connection with Section 3(a)(iv) of the Distribution Agreement, the Program under which the Notes are issued is rated A1 by Moody's Investors Service, Inc. ("Moody's"), AA by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and aa- by A.M. Best Company ("A.M. Best"). ING USA expects that the Notes will be rated A1 by Moody's and aa- by A.M. Best. The Company's financial strength rating is A1 by Moody's and AA by S&P.

[In accordance with Section 2.02(b) of the Terms Agreement and in connection with the purchase of Notes from the Trust by the Agent(s) as principal, the following items will be delivered on or prior to the Settlement Date:

     Specify opinions and comfort letter, as applicable.]

     All capitalized terms used herein and not otherwise defined herein will have the meanings set forth in the Distribution Agreement.


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